UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 03, 2010 (Date of earliest event reported)
ICOP Digital, Inc. (Exact name of registrant as specified in its charter)

CO (State or other jurisdiction of incorporation)	001-32560 (Commission File Number)	84-1493152 (IRS Employer Identification Number)

16801 West 116th Street (Address of principal executive offices)		66219 (Zip Code)
913-338-5550 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

ICOP Digital, Inc. (the "Company") held its Annual Meeting of Shareholders ("Annual Meeting") on June 3, 2010. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of two Class B directors to serve for a three-year term and until their successors have been elected and qualified:

Name of Director          For        Withheld      Broker Non-Votes
----------------       ---------    ---------      ----------------
David C. Owen          3,828,018     2,454,577        13,732,050
Bryan Ferguson         3,834,238     2,448,357        13,732,050

All director nominees were duly elected.

Proposal 2: Approval of amendment to the Company's Articles of
Incorporation and reverse stock split in the range of one-for-two to one-for-ten.

   For         Against   Abstain   Broker Non-Votes
----------    ---------  -------   ----------------
16,081,340    3,928,330   4,975           0

Proposal 2 was approved.

Proposal 3: Approval of warrant anti-dilution protections, including adjustments of the Series 1 Warrant and Series 2 Warrant exercise prices below the Series 1 Floor Price, and the issuance of any additional shares of common stock resulting from or related to such adjustments.

   For       Against    Abstain   Broker Non-Votes
---------   ---------  --------   ----------------
4,493,749   1,712,666   76,180       13,732,050

Proposal 3 was approved.

Proposal 4: Ratification of the appointment of Cordovano & Honeck LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

   For        Against   Abstain  Broker Non-Votes
----------    --------  -------  ----------------
18,987,684    955,717   71,244          0

Proposal 4 was approved.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of ICOP Digital, Inc. dated June 04, 2010

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 03, 2010	ICOP DIGITAL, INC. By: /s/ David C. Owen David C. Owen Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of ICOP Digital, Inc. dated June 03, 2010